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                                                                       Exhibit 5

                  [MITCHELL SILBERBERG & KNUPP LLP LETTERHEAD]

                                                            CLIENT NO: 31413-0
                                                            DOC. NO. : 0074164



                                January 7, 1999




USA Talks.com, Inc.
4505 South Wasatch Blvd., #330
Salt Lake City, Utah 84124

          Re:  REGISTRATION STATEMENT ON FORM S-8

Dear Sirs:

          You have requested the opinion of this firm with respect to certain matters in connection with the Registration Statement on Form S-8 proposed to be filed by you under the Securities Act of 1993, as amended (the "Securities Act"), for the purpose of registering the offer and sale of 940,000 authorized but unissued shares (the "Shares") of Common Stock, $0.001 par value (the "Common Stock"), of USA Talks.com, Inc. (the "Company") issuable pursuant to that certain Agreement for Consulting Services, dated May 21, 1998, and that certain Addendum Agreement, dated November 11, 1998, between the Company and Allen Gelbard (collectively, the "Agreements") and a form of warrant to be issued by the Company to Allen Gelbard (the "Warrant").

          For the purpose of rendering the opinions contained in this opinion letter, we have examined copies of:

                    (a)       The Agreements;

                    (b)       The form of the Warrant;

                    (c)       Resolutions of the Board of Directors of the
                         Company authorizing INTER ALIA, the issuance of the Warrant and the Shares;

                    (d)       Such other corporate records and other instruments
                         as we have deemed necessary or appropriate.


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In the course of our examinations and investigations, we have assumed the genuineness of all signatures on the original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

          Based upon and subject to the foregoing, and in reliance thereon, and subject to the assumptions set forth herein, it is our opinion that the issuance of the Shares has been duly authorized and, when issued and delivered in accordance with the terms of the Agreements and the Warrant, the Shares will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion with the Registration
Statement.   In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder. This opinion letter is given as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.

                                       Very truly yours,



                                       MITCHELL, SILBERBERG & KNUPP LLP